Exhibit 1.1

Execution Version

MARITRANS INC.

3,000,000 Shares

Common Stock
($0.01 Par Value)

UNDERWRITING AGREEMENT

December 8, 2005

UNDERWRITING AGREEMENT
December 8, 2005
UBS Securities LLC
as Representative of the Several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     Maritrans Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative(s), an aggregate of 3,000,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 450,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
     The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to 150,000 Firm Shares, or 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors and employees as designated by the Company, (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.
     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128108) under the Act, as amended by Amendment No. 1 filed on October 13, 2005 (the “registration statement”). Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company has filed with the Commission a Pre-Pricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the

Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the base prospectus, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.
     The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective and as supplemented or amended (including all information deemed to be part of and included in the registration statement pursuant to Rule 430B under the Act) prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement.
     The term “Base Prospectus” as used in this Agreement means the base prospectus, dated as of October 14, 2005, included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. The term “Pre-Pricing Prospectus” as used in this Agreement means the preliminary prospectus supplement dated as of November 22, 2005 together with the Base Prospectus, as may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement specifically relating to the Shares in the form that is first filed with the Commission pursuant to Rule 424 under the Act after the date and time this Agreement is executed and delivered by the parties hereto. The term “Prospectus” as used in this Agreement means the Base Prospectus as amended or supplemented by the Company prior to the date of the filing of the Prospectus Supplement together with the Prospectus Supplement.
     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). “Disclosure Package,” as used herein, means the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any, all considered together.
     Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference (the “Incorporated Documents”).

     As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a net purchase price of $24.63 per Share (representing the public offering price of $26.00 per share less underwriting discounts and commissions of $1.37). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. Subject to the terms set forth in the Prospectus, you may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares (the “Option”). This Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters in whole or in part at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 14, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103-2921 at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
   (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the best of the Company’s knowledge, are contemplated by the Commission;
   (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Act; the Registration Statement did not, as of the time such Registration Statement became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act and the Pre-Pricing Prospectus, at the time it was filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at all times during the period beginning with the execution of this Agreement and ending on the time of purchase, the Disclosure Package does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and, as amended or supplemented, at all times during the period beginning with the execution of this Agreement and ending on the time of purchase, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
   (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with the applicable provisions of Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), such Permitted Free Writing Prospectus will be deemed to be a prospectus permitted under Section 10(b) of the Act for purposes of Section 5(b)(1) of the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the applicable requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date set forth in Rule 164(h) under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

   (d) to enable the Underwriters to rely on Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the registration of the Shares registered with the Commission could have been affected on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;
   (e) as of the date of this Agreement, the Company has (1) an authorized capitalization as set forth in the section of the Registration Statement entitled “Description of capital stock” and (2) an outstanding capitalization as set forth in the section of the Pre-Pricing Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have (1) an authorized capitalization as set forth in the section of the Registration Statement entitled “Description of capital stock” and (2) an outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus and the grant of options and the issuance of shares upon the exercise thereof under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;
   (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement , the Pre-Pricing Prospectus and the Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
   (g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);
   (h) the Company has no subsidiaries (as defined in the Act) other than as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (collectively, the “Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or partnership interests in, each of the Subsidiaries; other than the capital stock of or partnership interest in the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws, or similar governing documents, of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;
   (i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;
   (j) the authorized capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;
   (k) this Agreement has been duly authorized, executed and delivered by the Company;
   (l) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective (i) formation or governing documents or (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except, solely with respect to clause (ii), such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (x) the formation of governing documents of the Company or any of the Subsidiaries, (y) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, solely with respect to clause (y), such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;
   (m) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD or the New York Stock Exchange;
   (n) except as set forth in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for the registration rights granted to Stephen A. Van Dyck, the Company’s former Chief Executive Officer, pursuant to that certain Confidential Transition and Retirement Agreement and General Release, made and entered into on February 15, 2005, which registration rights have been waived;

   (o) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except for such failures to have, file or obtain that would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
   (p) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;
   (q) there are no actions, suits, claims, investigations or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or, to the best of the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;
   (r) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, are independent public accountants as required by the Act;
   (s) the audited financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements of the Act; any pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply with the applicable requirements of Regulation S-X of the Act, if any, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and all disclosures contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;
   (t) subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as disclosed in the Disclosure Package, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock, or any material change in the outstanding indebtedness, of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company other than as disclosed in the Pre-Pricing Prospectus;
   (u) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers;
   (v) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
   (w) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement, the Pre-Pricing Prospectus,

the Prospectus or any Permitted Free Writing Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for maritime liens incurred in the ordinary course of business, liens or mortgages established pursuant to (i) the Loan and Security Agreement dated as of June 22, 2004 by and among Maritrans Inc. and Maritrans 196 Co. and Fifth Third Bank, (ii) the Loan and Security Agreement dated as of June 22, 2004 by and among Maritrans Inc. and Maritrans Honour Co. and Fifth Third Bank, (iii) the Loan Agreement dated as of September 30, 2003 among Maritrans, Inc., Maritrans Freedom Co. and Maritrans 215 Co. and Lombard US Equipment Finance Corporation, (iv) the Loan and Security Agreement dated as of September 26, 2003 by and among Maritrans Inc., Maritrans 250 Co. and Maritrans Intrepid Co. and Fifth Third Bank, (v) the Loan and Security Agreement dated as of September 26, 2003 by and among Maritrans Inc. and Maritrans Navigator Co. and PNC Leasing, LLC, and (vi) the Credit and Security Agreement dated as of November 20, 2001 among Maritrans Inc. and the other borrowers signatory hereto and the lenders signatory thereto and Mellon Bank, N.A. and Fleet National Bank, as amended by First Amendment to Credit and Security Agreement entered into on October 7, 2005 by and among Maritrans Inc., each of the other Borrowers, Citizens Bank of Pennsylvania and each of the other lenders, and any failure to have good and marketable title that would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries;
   (x) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the best of the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the best of the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity of scope of, any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the best of the Company’s knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;
   (y) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the best of the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;
   (z) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the best of the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
   (aa) in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);
   (bb) all material tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;
   (cc) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;
   (dd) except for lost service days in connection with Hurricane Katrina and Hurricane Rita (which have been disclosed by the Company in Current Reports on Form 8-K) and lost service days in connection with Hurricane Wilma (which lost service days did not have a Material Adverse Effect), neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance;
   (ee) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or, to the best of the Company’s knowledge, any other party to any such contract or agreement;
   (ff) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
   (gg) the Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct;
   (hh) the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;
   (ii) any statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

   (jj) neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;
   (kk) neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
   (ll) to the best of the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;
   (mm) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any preliminary prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered;
   (nn) the Company has not offered, or caused the Underwriters to offer, Shares to any person other than the Company’s officers, directors and employees; and
   (oo) each of the Company and the Subsidiaries that owns any of the marine vessels described in the Prospectus (the “Vessels”) is and at all times has been a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (the “Shipping Act”), and qualified to engage in the coastwise trade of the United States. During the period that the Company or any of the Subsidiaries has owned any of the Vessels, none of the Vessels has been sold, chartered or otherwise transferred to any person or entity in violation of any applicable laws, rules or regulations. Each Vessel is properly documented under the laws of the United States with all necessary endorsements to operate in the United States coastwise trade and, where applicable, maintained and operated in compliance with the requirements of a currently valid Certificate of Inspection issued by the United States Coast Guard.
     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4. Certain Covenants of the Company. The Company hereby agrees:
   (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
   (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar Rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;
   (c) if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the Shares maybe sold, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);
   (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
   (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar Rule) in connection with any sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;
   (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;
   (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar Rule) under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
   (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March 1, 2007;
   (i) to furnish to you, at your request, four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
   (j) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via the EDGAR database;
   (k) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;
   (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;
   (m) to pay all costs, expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters except as set forth in clauses (iv) and (vi) of this Section 4(m) and Section 5) in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (v) any listing of the Shares on the New York Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;

   (n) to comply with Rule 433(g) under the Act, if applicable;
   (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, however, that if: (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that this paragraph will not apply if, (a) within 3 days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1) and such notice shall be delivered in accordance with Section 12 hereof or (b) the Representative waives any such extension in a written notice delivered in accordance with Section 12 hereof;
   (p) except for such communications that would satisfy the requirements of Rule 168 under the Act or otherwise constitute (1) factual information, the dissemination of which is permitted pursuant to Securities Act Release 33-5180 (August 16, 1971) or (2) ordinary business and financial information, the dissemination of which is permitted pursuant to Securities Act Release 33-7856 (April 28, 2000), prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent;

   (q) without your prior written consent, not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;
   (r) to use its best efforts to maintain the listing of the Common Stock on the New York Stock Exchange; and
   (s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
     5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (i), (iii), (iv) or (v) of subsection (y) of the second paragraph of Section 7 or the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
   (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriters, stating that:
   (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
   (ii) each of Maritrans Transportation Inc. (“Maritrans Transportation”), Maritrans Holdings Inc. (“Holdings”), Maritrans Business Services Co. Inc. (“Business Services”), Maritrans General Partner Inc. (“General Partner”), Maritrans Barge Co. (“Barge”) and Maritrans Tankers Inc. (“Tankers”, and, collectively with Maritrans Transportation, Holdings, Business Services, General Partner and Barge, the “Corporate Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its respective business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus;
   (iii) Maritrans Operating Company L.P. (the “Partnership Subsidiary”) has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with the requisite partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus;
   (iv) the Company and each Corporate Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed opposite its name on Schedule I hereto;
   (v) the Partnership Subsidiary is duly qualified or registered to do business as a foreign limited partnership and is in good standing in each jurisdiction listed opposite its name on Schedule I hereto;
   (vi) this Agreement has been duly authorized, executed and delivered by the Company;
   (vii) the Shares have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;
   (viii) the Company had an authorized and issued capital stock as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as of the dates indicated therein; all of the authorized shares of capital stock of the Company have been duly authorized;
   (ix) all of the issued and outstanding shares of capital stock of each of Maritrans Transportation, Holdings and Business Services have been duly authorized and validly issued and are, to such counsel’s knowledge, fully paid and non-assessable and, except as otherwise stated in the Registration Statement (excluding any exhibits thereto), the Pre-Pricing Prospectus or the Prospectus, are, to such counsel’s knowledge, owned by the Company;

   (x) all of the issued and outstanding shares of capital stock of each of General Partner, Barge and Tankers have been duly authorized and validly issued and are, to such counsel’s knowledge, fully paid and non-assessable and, except as otherwise stated in the Registration Statement (excluding any exhibits thereto), the Pre-Pricing Prospectus or the Prospectus, are, to such counsel’s knowledge, owned by Maritrans Transportation;
   (xi) to such counsel’s knowledge, Maritrans Transportation is the sole limited partner of the Partnership Subsidiary, with a limited partnership interest in the Partnership Subsidiary of 99.99%; such limited partnership interests have been duly authorized and validly issued and are, to such counsel’s knowledge, fully paid and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); to such counsel’s knowledge, General Partner is the sole general partner of the Partnership Subsidiary with a general partner interest of 0.01%; such general partnership interests have been duly authorized and validly issued and are, to such counsel’s knowledge, fully paid and non-assessable;
   (xii) The statements set forth under the caption “Description of Capital Stock” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the certificate of incorporation and by-laws of the Company, are accurate in all material respects and fairly present the information purported to be shown.
   (xiii) (A) the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive, in all material respects, to the requirements of the Act; (B) the conditions to the use of Form S-3 by the Company have been satisfied; and (C) the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, appear on their face to be appropriately responsive, in all material respects, with the requirements of the Exchange Act (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, as to which such counsel need express no opinion) (for purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the documents incorporated by reference in the Registration Statement and the Prospectus are correct and complete and the Company has filed all Current Reports that it has been required to file during the past 18 months);
   (xiv) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending its effectiveness has been issued by the Commission, nor, to such counsel’s knowledge, is a proceeding for that purpose pending before or contemplated by the Commission and any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

   (xv) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby, other than such as have previously been obtained, including without limitation, registration of the Shares under the Act and of the Common Stock under the Exchange Act; provided, however, that such counsel need express no opinion as to (a) state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (b) the approval by the National Association of Securities Dealers of the terms and conditions hereof;
   (xvi) the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not result in any breach or a default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under), or conflict with, any provisions of the certificate of incorporation or by-laws of the Company or any provision of any agreement or instrument filed as an exhibit to, or incorporated by reference into, the Registration Statement or the Incorporated Documents, or any federal or New York or Delaware state law, regulation or rule that, in our experience, is generally applicable to transactions of the nature of those contemplated by this Agreement or, to such counsel’s knowledge, any decree, judgment or order of any court applicable to the Company or any of the Subsidiaries;
   (xvii) to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character that are required to be summarized or described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been so summarized, described or filed as required;
   (xviii) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is subject or to which any of their respective properties are bound, before or by any federal or state governmental or regulatory commission, board, body, authority or agency that are required to be described in the Prospectus but are not so described as required;
   (xix) the Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;
   (xx) We have read the statements in the Pre-Pricing Prospectus and the Prospectus under the captions “Prospectus supplement summary—Recent Developments—Amendment to Revolving Credit Facility”, “Prospectus supplement summary—Recent Developments—Sunoco Agreement” and “Business—Legal Proceedings” and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown; and
   (xxi) to such counsel’s knowledge, except as described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, no person is entitled to, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to require the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for the registration rights granted to Stephen A. Van Dyck, the Company’s former Chief Executive Officer, pursuant to that certain Confidential Transition and Retirement Agreement and General Release, made and entered into on February 15, 2005, which registration rights have been waived;
   In addition to the foregoing opinions, such counsel shall advise you supplementally that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B hereto were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus listed on Schedule B hereto (except as and to the extent stated in subparagraphs (viii), (xii), (xiii), (xvii), (xviii) and (xx) above), on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, such counsel will confirm to you that no fact has come to the attention of those lawyers in such firm that participated in the preparation of the Registration Statement and the Prospectus that has led them to believe that (i) the Registration Statement, as of the time such Registration Statement was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and at the time of purchase or the additional time of purchase, as the case may be, contained (or contains) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B, all considered together, as of 8:30 pm New York City Time on December

8, 2005, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial and accounting data or statistical data derived therefrom included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus).
   (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Arthur J. Volkle, Jr., Esq., the Company’s Director of Legal Affairs, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriters, stating that (capitalized terms defined in this Section 6(b) shall relate solely to this Section 6(b) and not to the remainder of this Agreement):
   (i) the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification;
   (ii) all of the authorized shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights;
   (iii) except as otherwise stated in the Registration Statement (excluding any exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding;
   (iv) to such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;
   (v) such counsel has read the statements in the Pre-Pricing Prospectus and the Prospectus under the caption “Business—Regulation” and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown; and
   (vi) each of the Company and any Subsidiaries that owns any of the Vessels is, and during all relevant times has been, a citizen of the United States within the meaning of Section 2 of the Shipping Act and qualified to own and operate vessels engaged in United States coastwise trade; each of the Vessels identified in the Prospectus as being owned, operated or managed by the Company and engaged in United States coastwise trade is properly documented under the laws of the United States with all necessary endorsements to operate in the United States coastwise trade; the Company is the owner of record of each Vessel identified in the Prospectus as being owned by it, free and clear of all liens, claims and encumbrances of record, other than those described in the Prospectus.
   (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Lionel Sawyer & Collins, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriters, stating that:
   (i) each of Maritrans Liberty Co., a Nevada corporation (“Maritrans Liberty”), Maritrans 192 Co., a Nevada corporation (“Maritrans 192”), Maritrans 244 Co., a Nevada corporation (“Maritrans 244”), Maritrans 252 Co., a Nevada corporation (“Maritrans 252”), Maritrans 300 Co., a Nevada corporation (“Maritrans 300”), Maritrans 400 Co., a Nevada corporation (“Maritrans 400”), Maritrans Integrity Co., a Nevada corporation (“Maritrans Integrity”), and Maritrans Diligence Co., a Nevada corporation (“Maritrans Diligence”, and together with Maritrans Liberty, Maritrans 192, Maritrans 244, Maritrans 252, Maritrans 300, Maritrans 400, and Maritrans Integrity each a “Nevada Subsidiary” and collectively, the “Nevada Subsidiaries”), is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada
   (ii) each of the Nevada Subsidiaries has the corporate power and authority to own its Vessel; and
   (iii) all of the issued and outstanding shares of capital stock of each Nevada Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

   (d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.
   (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.
   (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.
   (g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.
   (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
   (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.
   (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

   (k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer in the form attached as Exhibit C hereto.
   (l) You shall have received the executed Lock-up Agreements referred to in Section 3(u) hereof.
   (m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
   (n) The Shares shall have been approved for listing on the New York Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
   (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Base Prospectus, the Pre-Pricing Prospectus, any other preliminary prospectus supplements, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus or any other “issuer free writing prospectus” (as defined in Rule 433 under the Act), in the Disclosure Package, or in any “issuer information” (as defined in Rule 433 under the Act) of the Company included, with the Company’s prior written consent (which consent shall not be unreasonably withheld), in a free writing prospectus of an offering participant other than the Company (collectively, the foregoing are referred to in this Section 9 as the “Covered Disclosures”), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such Covered Disclosure, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Covered Disclosure or arises out of or is based upon any omission or alleged omission to state a material fact in such Covered Disclosure in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Share Program, provided that the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.
   The Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc or its partners, directors and officers or any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in conducting the Directed Share Program. This second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing sentence; except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.
   (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Pre-Pricing Prospectus, the Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Pre-Pricing Prospectus, the Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
   (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of

Section 9(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent , such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
   (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
   (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
   (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.
     10. No Fiduciary Relationship. The Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.
     11. Information Furnished by the Underwriters. The statements set forth in the first four sentences of the paragraph under the caption “Underwriting—Commissions and Discounts” and in the paragraphs under the caption “Underwriting—Price stabilization, short positions” in the Pre-Pricing Prospectus or the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.
     12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department with a copy to Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111, attention: Tracy K. Edmonson, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602, Attention: Chief Financial Officer, with a copy to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention: Brian C. Miner.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.
     18. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) had made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.
     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
     If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.
[Signature Page Follows]

Very truly yours, MARITRANS INC.
By:	/s/ Jonathan P. Whitworth
Title: Chief Executive Officer

       Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A.

UBS SECURITIES LLC
By:	UBS SECURITIES LLC

By:	/s/ Andrew Kramer
Title: Andrew Kramer

By:	/s/ Chetan Bhandari
Title: Executive Director

Schedule A

Number of
Underwriter	Firm Shares
UBS SECURITIES LLC	1,650,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	900,000
CANTOR FITZGERALD & CO	225,000
MORGAN KEEGAN & COMPANY, INC	225,000

Total	3,000,000

Schedule B
Permitted Free Writing Prospectuses
     Free Writing Prospectus Dated December 8, 2005 (attached hereto).

Issuer Free Writing Prospectus
dated December 8, 2005
Filed Pursuant to Rule 433
Registration Statement No. 333-128108
Relating to Preliminary Prospectus Supplement
dated November 22, 2005
Issuer: Maritrans Inc.
Public offering price: $26.00 per share
Net proceeds to
Maritrans, before expenses: $73,890,000 total ($84,973,500 if the over-allotment option is exercised in full)
Selected cash and capitalization items,
as adjusted for the offering and
use of proceeds (assuming no exercise of the
underwriters’ over-allotment option):

As of
September 30, 2005
As Adjusted
(in thousands)
Cash and cash equivalents	$72,411
Total stockholder’s equity	$180,436
Total capitalization	$236,850

     The issuer has filed a registration statement (including a base prospectus) and a related preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus included in the registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying base prospectus if you request it by calling (212) 821-3000.

Exhibit A
Maritrans Inc.

Common Stock
($0.01 Par Value)
_______________, 2005

UBS Securities LLC

As Representative of the several Underwriters

c/o	UBS Securities LLC 299 Park Avenue New York, New York 10171
Ladies and Gentlemen:
     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Maritrans Inc. (the “Company”) and you, as Representative of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.
     If: (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph will not apply if (a) within 3 days of the termination of the 90-day restricted period, the Company delivers to the Representative a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1) and such notice shall be delivered in accordance with Section 12 of the Underwriting Agreement or (b) the Representative waives any such extension in a written notice delivered in accordance with the terms of the Underwriting Agreement.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of the registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.
     This Lock-Up Letter Agreement shall automatically terminate and become null and void and the undersigned shall be released from its obligations hereunder upon the earliest to occur, if any, of (i) December 31, 2005, if the Underwriting Agreement is not executed prior to such date, (ii) either the Representative, on the one hand, or the Company, on the other, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) the withdrawal of the registration statement filed with the Securities and Exchange Commission with respect to the Offering or (iv) termination of the Underwriting Agreement for any reason prior to “the time of purchase” (as defined in the Underwriting Agreement).
[Signature page follows]

Yours very truly,

Name:

SIGNATURE PAGE TO LOCK-UP LETTER AGREEMENT

Exhibit B
Officers’ Certificate
1.	I have reviewed the Registration Statement and the Prospectus.
2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.
3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.
4.	The conditions set forth in paragraphs (g) and (h) of Section 6 of this Agreement have been met.
5.	The financial statements and other financial information included or incorporated by referenced in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented therein.

Exhibit C
Certificate of Chief Financial Officer
     I, Walter T. Bromfield, Vice President, Chief Financial Officer and Secretary of Maritrans Inc. (the “Company”), do hereby certify on behalf of the Company in my capacity as an officer of the Company and not in my individual capacity, in connection with the issuance and sale of up to 3,450,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), pursuant to the Underwriting Agreement dated December8, 2005, among the Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cantor Fitzgerald & Co. and Morgan Keegan & Company, Inc. (collectively, the “Underwriters”), as follows:
1.	I am knowledgeable with respect to the internal accounting practices, policies, procedures and controls of the Company.

2.	I have read the financial data items identified on the pages from the Company’s preliminary prospectus supplement dated November 22, 2005 (the “Pre-Pricing Prospectus”) attached hereto as Annex A and such financial data is true, correct and accurate as of the dates specified or for the periods represented. Such financial data items were derived from, and agree with, the Company’s accounting records.

3.	This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of Company in connection with the offering of the Shares covered by the Pre-Pricing Prospectus.

Name: Walter T. Bromfield Title: Vice President, Chief Financial